CONTRACT NUMBER:                            VXX,XXX

CONTRACTHOLDER:                             ABC SCHOOL

DATE OF ISSUE:                              JANUARY 1, 1999

CONTRACT DATE:                              JANUARY 1, 1999

FIRST CONTRACT ANNIVERSARY:                 JANUARY 1, 2000

American   United  Life   Insurance   Company  (AUL)  issues  this  contract  in
consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us" or "our" refer to AUL and "you" or "your" refer to the Contractholder.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for AUL at its Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract will be considered void from the beginning and any Contributions will be refunded.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY
                                        By /s/ Jerry D. Semler
                                            Chairman of the Board,
                                            President, & Chief Executive Officer

                                            Attest
                                            /s/ William R. Brown
                                            Secretary


                          AUL American Series Contract
 Guaranteed Benefit Employer-Sponsored TDA Multiple-Fund Group Variable Annuity
                                  (SBR,MBR,NBR)
                            Current Interest Credited
                                Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

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                                TABLE OF CONTENTS
                                                                           Page
SECTION 1 - DEFINITIONS                                                       3

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS                            6

         2.1----- How Contributions Are Handled
         2.2----- Transfers from Other Retirement Programs
         2.3----- Reallocation of Participant Accounts
         2.4----- Excess Contributions
         2.5----- Transfers from Other Contracts

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT                               7

         3.1----- Allocations to Participant Accounts
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Renewal of Guaranteed Rates
         3.4----- Minimum Rate Guarantee
         3.5----- Payout Upon Rejection of Declared Guaranteed Rate 3.6----- Allocation of Withdrawals

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                                  8

         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Determining the Net Investment Factor
         4.6----- Valuing Participant Accounts

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS                                    9

         5.1----- General Withdrawal Provisions
         5.2----- Plan Benefit Payments
         5.3----- Other Cash Benefits
         5.4----- Transfers Between Investment Options
         5.5----- Minimum Amounts
         5.6----- Maximum Amounts

SECTION 6 - ANNUITIES                                                         13

         6.1----- Annuity Purchases
         6.2----- Annuity Options
         6.3----- Determining Annuity Amount
         6.4----- Proof of Age and Survival; Minimum Payments
         6.5----- Annuity Certificates

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SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                  AND ADMINISTRATIVE CHARGES                                  14

         7.1----- Investment Account Mortality and Expense Risk Charges 7.2----- Variable Investment Plus (VIP) Credit Factor
         7.3----- Mutual Fund or Portfolio Expense
         7.4----- Other Charges
         7.5----- Taxes
         7.6----- Reduction or Waiver of Charges

SECTION 8 - CONTRACT MODIFICATIONS                                            15

         8.1----- Mutual Amendment
         8.2----- Rates and Section 7 Charges
         8.3----- Conformance with Law
         8.4----- Our Right to Initiate Changes
         8.5----- Prohibited Amendments

SECTION 9 - TERMINATION OF CONTRACT                                           16

         9.1----- Termination by You
         9.2----- Payment Upon Termination by You
         9.3----- Termination by Us
         9.4----- Payment Upon Termination by Us
         9.5----- Indemnification Required
         9.6----- Effect on Contract Obligations

SECTION 10 - GENERAL PROVISIONS                                               17

         10.1----- Ownership
         10.2----- Entire Contract
         10.3----- Benefit Determinations
         10.4----- Recordkeeping Services
         10.5----- Representations and Warranties
         10.6----- Contractholder Representative; Misstatement of Data 10.7----- Requirement for Writing
         10.8----- Quarterly Statement of Account Value
         10.9----- Conformity with Law
         10.10---- Sex and Number
         10.11---- Facility of Payment
         10.12---- Voting
         10.13---- Acceptance of New Participants or Contributions 10.14---- AUL's Annual Statement
         10.15---- AUL's Annual Meeting
         10.16---- Nonforfeitability and Nontransferability

TABLE OF GUARANTEED IMMEDIATE ANNUITIES                                       20

TABLE OF INVESTMENT ACCOUNTS                                                  21

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                             SECTION 1 - DEFINITIONS

1.1  "Account Value" for a Participant Account as of a date is:

     (a) that account's balance in the Fixed Interest Account (FIA) on that date; plus

     (b) the value of that account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are amounts paid to us, pursuant to the Plan, which we credit to a Participant Account. Contributions include amounts transferred from another AUL group annuity contract. The following types of Contributions are credited to subaccounts under the Participant Accounts:

     (a) "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, the Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

     (b) "Employee Mandatory Contributions," which means Contributions made under a salary reduction agreement pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or made

P-GB-K-ERTDAMFVA.3
          pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

     (c) "Employer Contributions," which means Contributions made by the Participant's employer that are not made pursuant to (a) or (b) above.

1.10 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.11 "Fixed Interest Account" or "FIA" is the portion of our general asset account as described in Section 3, to which Contributions may be allocated for accumulation at the Guaranteed Rates.

1.12 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.3.

1.13 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.14 "Interest Pocket" means a tracking method which associates funds deposited into the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section
     3.3 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.15 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table of Investment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund or Portfolio identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.

1.16 "Investment Option" is the FIA or any Investment Account. We reserve the right to provide other Investment Options under this contract at any time.

1.17 "Mutual Fund" means any diversified, open-end, management company made available by us, and listed in the Table of Investment Accounts.

1.18 "Participant"  is  any  person   participating  in  the  Plan  that  has  a
     Participant Account.

1.19 "Participant Account" is an account under this contract for each Participant. Each Participant Account may have subaccounts for each type of Contribution. We credit Contributions to Participant Accounts and Contribution-type subaccounts as you direct.

1.20 "Plan" means the Plan Sponsor's Code Section 403(b) plan that invests in this contract.

1.21 "Plan Sponsor" is ABC School.

1.22 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

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1.23 "Valuation  Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.24 The "Withdrawal Charge" is a percentage of the Account Value withdrawn under this contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide a benefit payment or an annuity as described in Sections 5.2 and 6.1, respectively. The percentage varies by the Contract Year in which a withdrawal is made. The Withdrawal Charge percentage is as follows:

               During Contract Year                             Percentage
               --------------------                             ----------
                        1                                           3
                        2                                           2
                        3                                           1
                   Thereafter                                       0

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed 9% of total Contributions allocated to that Participant Account.

1.25 "Withdrawal Value" is a Participant's Account Value, less any Withdrawal Charge.

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               SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1 How Contributions Are Handled: Contributions we receive are credited to the appropriate Contribution-type subaccounts of each Participant Account, as you direct in your allocation instructions. A Participant's initial Contribution is allocated to the Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish the Participant Account, the amount of the Participant's Contribution, and Investment Option elections. Subsequent Contributions are allocated to the Participant Account on the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     If we do not receive the data required to establish a Participant Account and instructions regarding the amount of a Contribution for the Participant within 5 Business Days after we first receive that Contribution, we will return that Contribution to you unless you consent to us retaining that Contribution until the earlier of (i) the date we receive such data and instructions and, therefore, can properly allocate that Contribution to the Participant Account or (ii) 25 days from the date we receive that Contribution.

     If we receive the data required to establish a Participant Account and instructions regarding the amount of a Contribution for the Participant, but we do not receive Investment Option elections for that Participant, the Contribution is allocated to a suspense account. The suspense account earns interest at the Guaranteed Rate for Contributions received on the same date. When we receive all required data, amounts in the suspense account, plus interest, are transferred to the appropriate Investment Option for each designated Contribution-type.

     Participant Accounts may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by you. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Transfers from Other Retirement Programs: If permitted by the Plan, we may accept amounts transferred from other Code Section 403(b) funding vehicles. Such transferred amounts, as identified by you, are credited to a rollover subaccount, under the appropriate Participant Account.

2.3 Reallocation of Participant Accounts: You may direct us to reallocate all or a portion of the Account Value of any Participant Account among other
     Participant Accounts. You must certify that such reallocation is in accordance with the Plan.

2.4 Excess Contributions: On receipt of instructions from you, we will withdraw Excess Contributions, plus gains and minus losses, from a Participant Account and return them to the Participant, or as you direct. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Plan and the Code. A return of Excess Contributions is treated like a Plan benefit payment, under Section 5.2.

     No Participant is permitted to have elective deferral contributions (within the meaning of Code Section 402(g)(3)) made during a calendar year under this contract, or under any other plans, contracts, or arrangements maintained by his employer, in excess of the dollar limitation in effect under Code Section 402(g)(1) and any Regulations issued thereunder for taxable years beginning in such calendar year.

2.5 Transfers from Other Contracts: We may require amounts transferred to a Participant Account from other AUL group annuity contracts to be deposited in a suspense account. We will advise you if this limitation applies before accepting such a transfer.

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                SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT

3.1  Allocations  to  Participant   Accounts:  We  allocate  each  Participant's
     Contributions in the FIA based on the information you provide.

3.2 Provision of Guaranteed Rates for Interest Pockets: At least 10 days in advance of each calendar quarter, we will declare a Guaranteed Rate for the Interest Pocket for that quarter. All Contributions or transfers hereunder which are allocated to the FIA during that quarter will earn interest at that Guaranteed Rate until that quarterly pocket matures on the second January 1 following the quarter in which that pocket was established.

3.3 Renewal of Guaranteed Rates: Those quarterly Interest Pockets which mature at the same time will be combined into an annual renewal Interest Pocket. Funds associated with that annual renewal Interest Pocket will earn interest for a full year at the Guaranteed Rate declared for that pocket. A new Guaranteed Rate for each annual renewal Interest Pocket will be declared at least 30 days prior to every January 1 for the 5 years following the establishment of that pocket. An annual renewal Interest Pocket will mature on January 1 of the sixth year following its establishment, when it will be combined into one annual portfolio Interest Pocket. Funds associated with that annual portfolio Interest Pocket will earn interest for a full year at the Guaranteed Rate for that pocket, which will be declared at least 30 days prior to every January 1.

     You may accept the declared Guaranteed Rate for an annual renewal or portfolio Interest Pocket either by continuing to allocate Contributions to the FIA or by otherwise notifying us of your acceptance. You may reject the declared rate for that pocket by notifying us. This acceptance or rejection must occur after the declaration of the rate for that pocket and before the next January 1, when the rate becomes effective. If you neither specifically accept nor reject the declared Guaranteed Rate for the new pocket by the deadline, you will be deemed to have accepted the rate. If you reject the declared Guaranteed Rate for the new annual renewal or portfolio pocket, the aggregate Withdrawal Value of that pocket will be paid out as described in Section 3.5.

3.4 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of 3.00%.

3.5 Payout Upon Rejection of Declared Guaranteed Rate: If you reject the Guaranteed Rate for an Interest Pocket we announce under Section 3.3, the aggregate Withdrawal Value of that Interest Pocket is paid to you in 6 equal annual installments. The initial installment is calculated on the date you reject the declared rate and is paid within 7 days from that date. Subsequent installments are paid on the anniversary of the first installment payment date. During the installment payment period, interest is credited to amounts in the terminating pocket at a rate equal to the current average Guaranteed Rate (as determined on the first installment payment date) of all your Interest Pockets, less 1%. The minimum rate guarantee provided in Section 3.4 applies to the interest credited under this Section. Interest is paid with each installment.

3.6 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out basis, unless the Account or a terminating pocket is being paid out to you in installments. All amounts paid during an installment payout period are paid on a pro-rata basis.

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                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds: The current prospectus for each Mutual Fund describes how that Mutual Fund's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We generally establish the Accumulation Unit value for a new Investment Account at $1.00 on the date the first deposit is made to the Investment Account. The value of an Accumulation Unit for any later Valuation Period equals the value of an Accumulation Unit for the immediately preceding Valuation Period times the Net Investment Factor for the current Valuation Period. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Determining the Net Investment Factor: We determine the Net Investment Factor for each Investment Account by dividing (a) by (b), and then subtracting (c), where:

     (a)  is:

          (1) the net asset value of a Mutual Fund or Portfolio share at the end of the current Valuation Period, plus

          (2) any dividend or other distribution paid on each Mutual Fund or Portfolio share during such Valuation Period, plus or minus

          (3) any credit or charge for taxes paid or reserved by us during the Valuation Period that we determine are attributable to the Investment Account;

     (b) is the net asset value of each Mutual Fund or Portfolio share held in the Investment Account at the end of the prior Valuation Period; and

     (c)  is a daily charge factor we determine, as described in Section 7.1.

4.6 Valuing Participant Accounts: We determine the Account Value in an Investment Account by multiplying the Accumulation Units in each Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

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                   SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

5.1 General Withdrawal Provisions: Subject to the following provisions of this Section, and prior to notification of contract termination, you may direct us to withdraw all or a portion of a Participant's Account Value pursuant to Sections 5.2 and 5.3 to provide a cash payment to you to pay Plan benefits.

     (a) Amounts attributable to amounts held as of December 31, 1988 under another Code Section 403(b) annuity contract may be withdrawn to provide such benefits.

     (b) Amounts attributable to Contributions made other than pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits.

     (c) Amounts attributable to Contributions made pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits, provided that the withdrawal is made to provide a loan or that any distribution of such amount shall not occur until the Participant has either attained age 59 1/2, separated from service, died, become totally disabled (as defined by the Plan), or experienced a hardship (as defined by the
          Plan). However, in the case of a hardship withdrawal, any gain credited to such Contributions may not be withdrawn.

     (d) Withdrawal of any amount from this contract which is transferred directly by us pursuant to your or Participant instructions to another tax-deferred annuity funding vehicle under applicable IRS rules and regulations is not the provision of a Plan benefit for purposes of
          Section 5.2, but instead is a Contract termination as to that amount for that Participant; and any such withdrawal shall be subject to application of the Withdrawal Charge pursuant to Section 5.3. You hereby grant to a Participant the right to direct the withdrawal and direct transfer of his voluntary Elective Deferrals (as determined by you) to another tax-deferred annuity funding vehicle.

     (e) If, as provided in Internal Revenue Code Regulation Section 1.403(b)-2T Q&A-2, the distributee of any eligible rollover distribution elects to have the distribution paid directly to an eligible retirement plan (as defined in Q&A-1 of that Section) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution shall be paid to that eligible retirement plan in a direct rollover.

     (f) We are not responsible for determining a Participant's compliance with the requirements above. Any withdrawal request submitted by you must include certification as to the purpose of the withdrawal. You assume full responsibility for determining whether any withdrawal is permitted under applicable law and under the terms of a particular Plan. We may rely solely upon your representations made in the withdrawal request.

     (g) Withdrawals from a Participant Account's share of any Investment Option may not be made in an amount less than the smaller of $500 or the Participant Account's entire

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          share  of  the  Investment   Option.  If  a  withdrawal   reduces  the
          Participant Account's share of an Investment Option to less than $500, such remaining share shall also be withdrawn.

     (h) A withdrawal request is effective, and the Account Value to be applied pursuant to Sections 5.2, 5.3, or 5.4 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

     (i) We will pay any cash lump-sum to you or to whomever you direct within 7 days from the appropriate Business Day as determined in Subsection
          (h) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

     (j) Withdrawals from a Participant Account's share of the FIA will be made on a first-in/first- out basis under Section 3.6.

5.2 Plan Benefit Payments: You will advise us of any person for whom a payment is due under the Plan, including the nature and amount of such payment, before the date such payment is due or as soon thereafter as is practicable.

     (a) Subject to the limitations provided in Section 5.1 and Subsection (b) below, prior to notification of contract termination, you may direct us to withdraw all or a portion of a Participant's Account Value (subject to Section 7.5) to provide a cash payment to you to pay Plan benefits (other than full or partial Plan termination benefits described in Section 5.3) for retirement, death, disability, termination of employment, hardships, loans, required minimum distribution benefits pursuant to Code Section 401(a)(9), or benefits upon attainment of age 59 1/2 or as otherwise allowed by the Code (provided that such benefit upon attainment of age 59 1/2 is paid in a taxable distribution to the Participant). Such a withdrawal is not subject to a Withdrawal Charge. Any Plan benefit cash payment requested for a Participant who terminates employment on or after the effective date of Plan termination is deemed to be a Plan termination benefit, and is subject to a Withdrawal Charge pursuant to Section
          5.3. Additionally, if 20% or more of the Participants terminate employment within the same Contract Year, any Plan benefit cash payment for such a terminating Participant is subject to a Withdrawal Charge pursuant to Section 5.3.

     (b) Regarding death benefits specifically, notwithstanding the provisions of Section 9, upon receipt from you of instructions and of due proof of the Participant's (and, if applicable, the beneficiary's) death prior to the date the Participant Account is closed, we will apply the Account Value (subject to Section 7.5) of the Participant Account for the purpose of providing a death benefit under the Plan. The death benefit will be paid to the Participant's beneficiary according to the method of payment elected by the beneficiary (unless such method of payment was previously elected by the Participant). The Participant's beneficiary may also designate a beneficiary. This death benefit will be payable:


P-GB-K-ERTDAMFVA.10

          (1) in a single sum or other method not provided in (2) below; provided, however, that the entire Account Value (subject to Section 7.5) must be paid to the beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of the Participant's death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 6.2 over a period not to exceed the life or life expectancy of the beneficiary. If the beneficiary is not the Participant's surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. If the beneficiary is the Participant's surviving spouse, the annuity need not begin before December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          If a Participant dies on or after his Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to the Participant's death.

     Any withdrawal request under this Section must certify the purpose of the request.

5.3 Other Cash Benefits: Prior to notification of contract termination, you may direct us to make a cash payment from a Participant Account to you for the purpose of providing Plan benefits not specifically described in Section
     5.2. The Withdrawal Charge will be applied under this Section to any withdrawal to pay a Plan benefit payable because of the termination or partial termination of the Plan (as determined under applicable IRS guidelines and judicial precedent), or if the underlying reason for payment of such benefit results in the termination or partial termination of the Plan.

     If the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value, subject to any charges described in Section 7. In all other instances, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in Section 7.

     Notwithstanding the previous provisions of this paragraph, in the first Contract Year in which a Participant Account is established, you may withdraw from that Participant Account up to 10% of the sum of the Account Value of that Participant Account (determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made for that Participant during that Contract Year, without application of the Withdrawal Charge. In the next succeeding Contract Year, you may also withdraw from that Participant Account up to 10% of the sum of the Account Value of that Participant Account (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made for that Participant during that Contract Year, without application of the Withdrawal Charge. In any subsequent Contract Year, you may withdraw from that Participant Account up to 10% of the Account Value of that Participant Account (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) without application of the Withdrawal Charge.

P-GB-K-ERTDAMFVA.11

5.4 Transfers between Investment Options: You may direct us to transfer amounts between Investment Options, or to initiate Participant-directed transfers between Investment Options. Transfers are effective on the Business Day we receive the transfer direction. Transfer directions for a Participant Account may be made daily on any Business Day. We will make the transfer as requested within 7 days from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to 6 months after we receive the transfer request.

     Notwithstanding the previous paragraph, once a transfer from the FIA has been made for a Participant, a transfer to the FIA for that Participant is permitted only after 90 days have elapsed since the date of the last transfer from the FIA for that Participant. If you make available to Participants the FIA and any of the Investment Accounts marked with an asterisk in the Table of Investment Accounts, the 90-day transfer restriction discussed in the previous sentence does not apply, and Section
     5.6 does apply.

5.5 Minimum Amounts: The minimum amount you or a Participant may withdraw or transfer from an Investment Option is $500 or, if less, the Participant's entire balance in that Investment Option. If a withdrawal or transfer reduces the Participant balance in an Investment Option to less than $500, the entire balance is withdrawn or transferred.

5.6 Maximum Amounts: If you make available to Participants the FIA and any of the Investment Accounts marked with an asterisk in the Table of Investment Accounts, no more than 20% of a Participant's FIA Account Value on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer may be transferred from the FIA during any Contract Year. However, if the Participant's FIA Account Value is less than $2,500 on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, the amount transferrable from the FIA for that Participant for that Contract Year is the minimum amount specified in Section 5.5.

P-GB-K-ERTDAMFVA.12

                              SECTION 6 - ANNUITIES

6.1 Annuity Purchases: Prior to notification of contract termination, you may withdraw all or a portion of a Participant's Account Value (subject to Section 7.5) to provide an annuity, reflecting Plan benefits. Such a withdrawal is not subject to a Withdrawal Charge. On receipt of an annuity purchase request, we transfer the entire Participant Account to a suspense account. Such amounts remain in the suspense account until the Annuity Commencement Date, when the full balance (including interest) is applied to purchase the annuity.

     Your annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which you may apply to purchase an annuity is $5,000.

6.2 Annuity Options: You may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives, and ends with the last payment before the annuitant's death.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

     No annuity may have a certain period extending beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produces a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis or in a single sum.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

P-GB-K-ERTDAMFVA.13

                 SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                           AND ADMINISTRATIVE CHARGES

7.1 Investment Account Mortality and Expense Risk Charges: We deduct from the average daily net assets of each Investment Account the daily equivalent of an annual combined mortality risk charge and expense risk charge of 1.25%. This charge is part of the Net Investment Factor, described in Section 4.5.

7.2 Variable Investment Plus (VIP) Credit Factor: We determine a VIP credit factor each month by multiplying the portions of the aggregate month-end Account Value in all Investment Accounts by the monthly equivalent of the corresponding annual VIP credit factors in the table below. The sum of these products is divided by the aggregate month-end Account Value in all
     Investment Accounts. We multiply the resulting percentage by each Participant's month-end Account Value in each Investment Account, and add the resulting amount to the Participant's Account Value for that Investment Account.

     Aggregate Month-End Account Value
     allocated to Investment Accounts                 Annual VIP Credit Factors
     ---------------------------------                -------------------------
            First $750,000                                       0.00%
            Next $750,000                                        0.20%
            Next $1 million                                      0.35%
            Next $2.5 million                                    0.65%
            Next $5 million                                      0.75%
            Over $10 million                                     0.85%

7.3 Mutual Fund or Portfolio Expense: A Mutual Fund or Portfolio deducts an investment advisory fee and other expenses from its net asset value, as described in its current prospectus. Amounts deducted may include operational, organizational, and extraordinary expenses. Expenses vary from year-to- year.

7.4 Other Charges: Due and unpaid charges for which the Plan is responsible, and which the Plan Sponsor and you have otherwise agreed to in writing, will be deducted from Participant Accounts on a pro-rata basis. These charges include participant statement mailing fees, Form 5500 fees, annual administrative fees, data reconciliation and reconstruction fees, commissions, and contract application/installation fees for a takeover Plan. Charges for which the Plan Sponsor (not the Plan) is responsible, and which the Plan Sponsor has otherwise agreed to in writing, must be paid by the Plan Sponsor. These charges include contract application/installation fees for a new Plan.

7.5 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur, that are attributable to such Investment Accounts.

7.6 Reduction or Waiver of Charges: We may reduce or waive the Withdrawal Charge or the charges discussed above, if the appropriate expenses associated with the sale or administration of any contract are reduced, or if a contract is sold covering our employees or directors, those of the AUL American Series Fund, Inc., or to either's affiliates.

P-GB-K-ERTDAMFVA.14

                       SECTION 8 - CONTRACT MODIFICATIONS

8.1 Mutual Amendment: You and we may agree to any change or amendment to this Contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by our written agreement, signed by a corporate officer. Such authority may be delegated only by a written agreement signed by our corporate officer.

8.2 Rates and Section 7 Charges: We may announce new Guaranteed Rates, as described in Sections 3.2 and 3.3 (including the consolidation of existing Interest Pockets). However, as provided in Sections 3.2 and 3.3, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in Section 7, using the procedures of Section 8.4.

8.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

8.4 Our Right to Initiate Changes: In addition to those amendments permitted by Sections 8.2 and 8.3, we may initiate an additional provision or modification of any other provision of this contract (including the addition of a charge for transfers between Investment Options) by giving you 60 days notice of such modification. Any such modification is effective without your affirmative assent.

8.5  Prohibited Amendments:

     (a) Nothwithstanding our right to initiate changes under Section 8.4, we may not initiate changes to the minimum Guaranteed Rate specified in
          Section 3.4, our obligation to set Guaranteed Rates for the period of time specified in Sections 3.2 and 3.3, the payment upon rejection of a declared Guaranteed Rate specified in Section 3.5, the payment provisions upon contract termination specified in Section 9.2, or the Table of Guaranteed Immediate Annuities.

     (b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Participant Account balances held in the FIA on the modification's effective date.

P-GB-K-ERTDAMFVA.15

                       SECTION 9 - TERMINATION OF CONTRACT

9.1 Termination by You: You may terminate this contract by giving us notice. Such termination is effective on the Business Day that we receive your notice.

9.2 Payment Upon Termination by You: Upon termination by you, you may elect one of the following options:

     (a) Transfer to Another Contract: You may transfer the aggregate Account Value of all Participant Accounts, or you may permit a Participant to transfer his Account Value, to any group annuity contract which we may make available. Any such amounts are transferred on the termination effective date.

     (b)  Payment of  Investment  Accounts in Lump-Sum and FIA in  Installments:
          You may have the aggregate Investment Account Withdrawal Value of all Participant Accounts paid to you in a lump-sum, with the FIA paid in 6 equal annual installments. The aggregate Investment Account Withdrawal Value will be determined on the termination effective date and paid within 7 days from the termination effective date, except as we may be permitted to defer payment in accordance with appropriate provisions of the federal securities laws. The initial FIA installment is calculated on the termination effective date and paid within 7 days from the termination effective date. Subsequent installments are paid on the anniversary of the termination effective date. During the installment payment period, interest is credited under the terms described in Section 3.5.

9.3 Termination by Us: We have the right, subject to applicable state law, to terminate any Participant Account established under this contract at any time during the Contract Year if the Account Value of the Participant
     Account is less than $200 for the first Contract Year in which a Contribution is made for the Participant, and $400 for any subsequent Contract Year, and at least 6 months have elapsed since the last previous Contribution to the contract. If we elect to terminate a Participant Account, the termination will be effective on the date 6 months following the date we give notice to you and the Participant that the Participant Account is to be terminated, provided that any Contributions made during the 6-month period are insufficient to raise the Account Value up to the minimum level.

9.4 Payment Upon Termination by Us: As of the effective date of termination of a Participant Account by us, we may elect to have a single sum equal to the Account Value of the Participant Account on the effective date of termination paid to you within 7 days from that date. Any such payment is in full settlement of the Participant Account under this contract and in lieu of any other payment under its terms.

9.5 Indemnification Required: Payments or transfers under Section 9.2 are in full settlement of our obligations under this contract. Prior to making such payments or transfers, we may require you and the Plan Sponsor to indemnify and hold us harmless from any and all losses, claims, or demands that may later be asserted against us in connection with the making of such payment or transfer.

9.6 Effect on Contract Obligations: Any annuities purchased prior to notification of contract termination are unaffected by a termination. We may refuse further Contributions at any time after a termination notice has been given. If we have been providing recordkeeping services, such services stop on the termination effective date. This contract terminates automatically if no amounts remain in either the FIA or any Investment Account.

P-GB-K-ERTDAMFVA.16

                         SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until such amounts are made available to them by you. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract.

10.2 Entire Contract: This contract and your application is the entire agreement between you and us. We are not a party to, nor bound by, a Plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such Plan, trust, custodial agreement, or other agreement.

10.3 Benefit Determinations: You will furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on your instructions and certifications with respect to Participant benefits. You are fully responsible for determining:

     (a) whether benefit payments are permitted under applicable law and the Plan and

     (b) the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by the Plan and the Code.

     We may rely on your or your designee's statements or representations in honoring any benefit payment request.

10.4 Recordkeeping Services: We generally provide Plan recordkeeping services when all of a Plan's funds are held under this contract. We may decline to provide Plan recordkeeping services if you elect to allocate Plan funds to investments other than this contract, or if your Plan's recordkeeping practices, in our judgment, impose a substantial administrative or financial burden on us.

10.5 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, you represent and warrant to us that:

     (a)  the Plan is qualified under Code Section 403(b);

     (b) the execution of this contract has been authorized by the Plan fiduciary responsible for Plan investment decisions; and

     (c) the execution or performance of this contract does not violate any Plan provision or any law, regulation, judgment, or order by which the Plan is bound.

     We do not make any representation or warranty regarding the federal, state, or local tax status of this contract, any Participant Account, or any transaction involving this contract.


P-GB-K-ERTDAMFVA.17

10.6 Contractholder Representative; Misstatement of Data: You may designate a representative to act on your behalf under Section 2 or 3 or to receive any payment under Sections 5 or 9. We may rely on any information you, your designee, or a Participant furnish. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

10.7 Requirement for Writing: When reference is made to you, your designee, or a Participant making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.8 Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of the Account Value for each Participant Account.

10.9 Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

10.10 Sex and Number:
     Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

10.11 Facility of Payment:
     If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we may pay the person or persons who have assumed the care and principal support of such Participant, contingent annuitant, or beneficiary. We may also pay you directly or as you otherwise instruct. Any such payment fully discharges us to the extent of such payment.

10.12 Voting:
     We own all Mutual Fund or Portfolio shares held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) You have the voting interest under this contract. Unless otherwise required by applicable law, the number of Mutual Fund or Portfolio shares for which you may give voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the Mutual Fund or Portfolio shares. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund or Portfolio to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from you and from all other contractholders. If no timely voting instructions are received from you, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.


P-GB-K-ERTDAMFVA.18

     To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

     We will provide prospectuses and other reports as required by applicable federal law.

10.13 Acceptance of New Participants or Contributions:
     We may refuse to accept new Participants or new Contributions at any time.

10.14 AUL's Annual Statement:
     No provision of this contract controls, determines, or modifies any AUL annual statement made to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

10.15 AUL's Annual Meeting:
     Unless otherwise notified, our regular annual meeting is held at our Home Office on the third Thursday in February at 10 a.m. Elections for directors are held at such annual meeting.

10.16 Nonforfeitability and Nontransferability:
     The entire Withdrawal Value of the vested portion (as determined pursuant to the Plan) of a Participant Account under this contract is nonfor feitable at all times. No sum payable under this contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

P-GB-K-ERTDAMFVA.19

                     TABLE OF GUARANTEED IMMEDIATE ANNUITIES


                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                                10-YEAR CERTAIN
ADJUSTED AGE                   LIFE ANNUITY                     AND LIFE ANNUITY

  45                              2.9690                            2.9632
  46                              3.0190                            3.0124
  47                              3.0715                            3.0641
  48                              3.1269                            3.1185
  49                              3.1852                            3.1756

  50                              3.2466                            3.2357
  51                              3.3115                            3.2988
  52                              3.3800                            3.3653
  53                              3.4525                            3.4352
  54                              3.5291                            3.5088

  55                              3.6104                            3.5863
  56                              3.6966                            3.6678
  57                              3.7881                            3.7536
  58                              3.8850                            3.8437
  59                              3.9877                            3.9382

  60                              4.0964                            4.0374
  61                              4.2115                            4.1414
  62                              4.3334                            4.2505
  63                              4.4626                            4.3650
  64                              4.5994                            4.4850

  65                              4.7442                            4.6108
  66                              4.8977                            4.7425
  67                              5.0608                            4.8804
  68                              5.2347                            5.0250
  69                              5.4213                            5.1766

  70                              5.6229                            5.3356
  71                              5.8412                            5.5020
  72                              6.0778                            5.6755
  73                              6.3336                            5.8552
  74                              6.6097                            6.0404

  75                              6.9084                            6.2302

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 96% of the net single premium for the benefit provided based on the unprojected 1994 Group Annuity Reserving Table for females with interest at 2%.

P-GB-K-ERTDAMFVA.20

                                           TABLE OF INVESTMENT ACCOUNTS



The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts you make available to your Participants. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund or Portfolio listed below. The Investment Account marked with an asterisk (*) is not available if your Plan uses the FIA and if you do not want the FIA 20% annual transfer restriction provided in Section 5.6 to apply.

Investment Account                                            Mutual Fund or Portfolio
------------------------------------------                    ------------------------------------------
AUL American Aggressive Investor Portfolio                    AUL American Aggressive Investor Portfolio
AUL American Bond                                             AUL American Bond
AUL American Conservative Investor                            AUL American Conservative Investor
         Portfolio                                                     Portfolio
AUL American Equity                                           AUL American Equity
AUL American Managed                                          AUL American Managed
AUL American Moderate Investor Portfolio                      AUL American Moderate Investor Portfolio
AUL American Money Market *                                   AUL American Money Market
AUL American Tactical Asset Allocation                        AUL American Tactical Asset Allocation
         Portfolio                                                     Portfolio
Alger American Growth                                         Alger American Growth
American Century VP Capital Appreciation                      American Century VP Capital Appreciation
Calvert Social Mid-Cap Growth                                 Calvert Social Mid-Cap Growth
Fidelity VIP Equity-Income                                    Fidelity VIP Equity-Income
Fidelity VIP Growth                                           Fidelity VIP Growth
Fidelity VIP High Income                                      Fidelity VIP High Income
Fidelity VIP Overseas                                         Fidelity VIP Overseas
Fidelity VIP II Asset Manager                                 Fidelity VIP II Asset Manager
Fidelity VIP II Contrafund                                    Fidelity VIP II Contrafund
Fidelity VIP II Index 500                                     Fidelity VIP II Index 500
Janus Aspen Series Flexible Income Portfolio                  Janus Aspen Series Flexible Income Portfolio
Janus Aspen Series Worldwide Growth                           Janus Aspen Series Worldwide Growth
         Portfolio                                                     Portfolio
PBHG Insurance Series Growth II                               PBHG Insurance Series Growth II
PBHG Insurance Series Technology                              PBHG Insurance Series Technology
         and Communication                                                      and Communication
SAFECO Resource Series Trust Equity                           SAFECO Resource Series Trust Equity
         Portfolio                                                     Portfolio
SAFECO Resource Series Trust Growth                           SAFECO Resource Series Trust Growth
         Portfolio                                                     Portfolio
T. Rowe Price Equity-Income Portfolio                         T. Rowe Price Equity-Income Portfolio


P-GB-K-ERTDAMFVA.21

CONTRACT NUMBER                     VXX,XXX

CONTRACTHOLDER                      ABC SCHOOL

PARTICIPANT'S NAME                  JOHN DOE

SOCIAL SECURITY NUMBER              123-45-6789


American United Life Insurance Company hereby certifies that the Contractholder and AUL have entered into a Multiple-Fund Group Variable Annuity Contract (the Contract) in connection with the Contractholder's tax-deferred annuity Plan, and that AUL has created an account in your name to receive Contributions from the Contractholder for your benefit pursuant to the Contract. When used in this certificate, "we," "us," or "our" refer to AUL.

The only parties to the Contract are the Contractholder and AUL. All rights and benefits are determined in accordance with the provisions of the Contract.

Benefits under the Contract will be paid at the Contractholder's direction.

Any amendments to, or changes in, the Contract will be binding and conclusive on you and your beneficiary.

This  certificate  is  not  itself  the  Contract,   but  is  a  certificate  of
participation in the Contract.

                                          AMERICAN UNITED LIFE INSURANCE COMPANY
                                             /s/ William R. Brown

                                                  Secretary


             GUARANTEED BENEFIT EMPLOYER-SPONSORED TDA MULTIPLE-FUND
                       GROUP VARIABLE ANNUITY CERTIFICATE
                                  (SBR,MBR,NBR)


ACCUMULATION UNITS IN ANY INVESTMENT ACCOUNT UNDER THE CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CERTIFICATE EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning the Contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

P-GB-C-ERTDAMFVA

                                TABLE OF CONTENTS
                                                                           Page
SECTION 1 - DEFINITIONS                                                       3

SECTION 2 - ADMINISTRATION OF YOUR PARTICIPANT ACCOUNT                        6

         2.1----- How Contributions Are Handled
         2.2----- Transfers from Other Retirement Programs
         2.3----- Reallocation of Participant Accounts
         2.4----- Excess Contributions
         2.5----- Transfers from Other Contracts

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT                               7

         3.1----- Allocations to your Participant Account
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Renewal of Guaranteed Rates
         3.4----- Minimum Rate Guarantee
         3.5----- Payout Upon Rejection of Declared Guaranteed Rate 3.6----- Allocation of Withdrawals

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                                  8


         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Determining the Net Investment Factor
         4.6----- Valuing your Participant Account

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS                                    9

         5.1----- General Withdrawal Provisions
         5.2----- Plan Benefit Payments
         5.3----- Other Cash Benefits
         5.4----- Transfers Between Investment Options
         5.5----- Minimum Amounts
         5.6----- Maximum Amounts

SECTION 6 - ANNUITIES                                                         12

         6.1----- Annuity Purchases
         6.2----- Annuity Options
         6.3----- Determining Annuity Amount
         6.4----- Proof of Age and Survival; Minimum Payments
         6.5----- Annuity Certificates

P-GB-C-ERTDAMFVA.1

                                                                           Page
SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                  AND ADMINISTRATIVE CHARGES                                  13

         7.1----- Investment Account Mortality and Expense Risk Charges 7.2----- Variable Investment Plus (VIP) Credit Factor
         7.3----- Mutual Fund or Portfolio Expense
         7.4----- Other Charges
         7.5----- Taxes

SECTION 8 - CONTRACT MODIFICATIONS                                            14

         8.1----- Mutual Amendment
         8.2----- Rates and Section  7 Charges
         8.3----- Conformance with Law
         8.4----- Our Right to Initiate Changes
         8.5----- Prohibited Amendments

SECTION 9 - TERMINATION OF CONTRACT                                           15

         9.1----- Termination by the Contractholder
         9.2----- Payment Upon Termination by the Contractholder
         9.3----- Termination by Us
         9.4----- Payment Upon Termination by Us
         9.5----- Indemnification Required
         9.6----- Effect on Contract Obligations

SECTION 10 - GENERAL PROVISIONS                                               16

         10.1----- Ownership
         10.2----- Entire Contract
         10.3----- Benefit Determinations
         10.4----- Recordkeeping Services
         10.5----- Representations and Warranties
         10.6----- Contractholder Representative; Misstatement of Data 10.7----- Requirement for Writing
         10.8----- Quarterly Statement of Account Value
         10.9----- Conformity with Law
         10.10---- Sex and Number
         10.11---- Facility of Payment
         10.12---- Voting
         10.13---- Acceptance of New Contributions
         10.14---- AUL's Annual Statement
         10.15---- Nonforfeitability and Nontransferability

TABLE OF GUARANTEED IMMEDIATE ANNUITIES                                       19

P-GB-C-ERTDAMFVA.2

                             SECTION 1 - DEFINITIONS

1.1  "Account Value" for your Participant Account as of a date is:

     (a) your account's balance in the Fixed Interest Account (FIA) on that date; plus

     (b) the value of your account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under the Contract. This date may not be later than the date your periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the Contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are amounts paid to us, pursuant to the Plan, which we credit to Participant Accounts, including yours. Contributions include amounts transferred from another AUL group annuity contract. The following types of Contributions are credited to subaccounts under your Participant
     Account:

     (a) "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, the Contribution is made pursuant to a one-time irrevocable election made by you at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

     (b) "Employee Mandatory Contributions," which means Contributions made under a salary reduction agreement pursuant to a one-time irrevocable election made by you at the time of initial eligibility to participate in the agreement, or made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.


P-GB-C-ERTDAMFVA.3

     (c) "Employer Contributions," which means Contributions made by your employer that are not made pursuant to (a) or (b) above.

1.10 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.11 "Fixed Interest Account" or "FIA" is the portion of our general asset account as described in Section 3, to which Contributions may be allocated for accumulation at the Guaranteed Rates.

1.12 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.3.

1.13 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.14 "Interest Pocket" means a tracking method which associates funds deposited into the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section
     3.3 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.15 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table of Investment Accounts in the Contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund or Portfolio identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.

1.16 "Investment Option" is the FIA or any Investment Account. We reserve the right to provide other Investment Options under the Contract at any time.

1.17 "Mutual Fund" means any diversified, open-end, management company made available by us, and listed in the Table of Investment Accounts.

1.18 "Participant"  is  any  person   participating  in  the  Plan  that  has  a
     Participant Account.

1.19 Your "Participant Account" is an account under the Contract for you. Your Participant Account may have subaccounts for each type of Contribution. We credit Contributions to your Participant Account and Contribution-type subaccounts as the Contractholder directs.

1.20 "Plan" means the Plan Sponsor's Code Section 403(b) plan that invests in the Contract.

1.21 "Plan Sponsor" is ABC School.

1.22 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.23 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.24 The "Withdrawal Charge" is a percentage of the Account Value withdrawn under the Contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide a benefit payment

P-GB-C-ERTDAMFVA.4
     or an annuity as described in Section 5.2 and 6.1, respectively. The percentage varies by the Contract Year in which a withdrawal is made. The Withdrawal Charge percentage is as follows:

          During Contract Year                             Percentage

                  1                                           3
                  2                                           2
                  3                                           1
             Thereafter                                       0

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from your Participant Account, exceed 9% of total Contributions allocated to your Participant Account.

1.25 Your  "Withdrawal  Value"  is a your  Account  Value,  less any  Withdrawal
     Charge.

P-GB-C-ERTDAMFVA.5

             SECTION 2 - ADMINISTRATION OF YOUR PARTICIPANT ACCOUNT

2.1 How Contributions Are Handled: Contributions we receive are credited to the appropriate Contribution-type subaccounts of your Participant Account, as the Contractholder directs in its allocation instructions. The initial Contribution for you is allocated to your Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later,
     (2) receive all data necessary to complete the allocation (including data required to establish your Participant Account, the amount of the
     Contribution for you, and Investment Option elections. Subsequent Contributions are allocated to your Participant Account on the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     If we do not receive the data required to establish your Participant Account and instructions regarding the amount of a Contribution for you within 5 Business Days after we first receive that Contribution, we will return that Contribution to the Contractholder unless it consents to us retaining that Contribution until the earlier of (i) the date we receive such data and instructions and, therefore, can properly allocate that Contribution to your Participant Account or (ii) 25 days from the date we receive that Contribution.

     If we receive the data required to establish your Participant Account and instructions regarding the amount of a Contribution for you, but we do not receive Investment Option elections for you, the Contribution is allocated to a suspense account. The suspense account earns interest at the Guaranteed Rate for Contributions received on the same date. When we receive all required data, amounts in the suspense account, plus interest, are transferred to the appropriate Investment Option for each designated Contribution-type.

     Your Participant Account may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by the Contractholder. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Transfers from Other Retirement Programs: If permitted by the Plan, we may accept amounts transferred from other Code Section 403(b) funding vehicles. Such transferred amounts, as identified by the Contractholder, are credited to a rollover subaccount, under the appropriate Participant Account.

2.3 Reallocation of Participant Accounts: The Contractholder may direct us to reallocate all or a portion of the Account Value of any Participant Account among other Participant Accounts. The Contractholder must certify that such reallocation is in accordance with the Plan.

2.4 Excess Contributions: On receipt of instructions from the Contractholder, we will withdraw Excess Contributions, plus gains and minus losses, from your Participant Account and return them to the Contractholder, or as the Contractholder directs. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Plan and the Code. A return of Excess Contributions is treated like a Plan benefit payment, under Section 5.2.

     You are not permitted to have elective deferral contributions (within the meaning of Code Section 402(g)(3)) made during a calendar year under the Contract, or under any other plans, contracts, or arrangements maintained by your employer, in excess of the dollar limitation in effect under Code
     Section 402(g)(1) and any Regulations issued thereunder for taxable years beginning in such calendar year.

2.5 Transfers from Other Contracts: We may require amounts transferred to your Participant Account from other AUL group annuity contracts to be deposited in a suspense account. We will advise the Contractholder if this limitation applies before accepting such a transfer.

P-GB-C-ERTDAMFVA.6

                SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT

3.1 Allocations to your Participant Account: We allocate your Contributions in the FIA based on the information the Contractholder provides.

3.2 Provision of Guaranteed Rates for Interest Pockets: At least 10 days in advance of each calendar quarter, we will declare a Guaranteed Rate for the Interest Pocket for that quarter. All Contributions or transfers hereunder which are allocated to the FIA during that quarter will earn interest at that Guaranteed Rate until that quarterly pocket matures on the second January 1 following the quarter in which that pocket was established.

3.3 Renewal of Guaranteed Rates: Those quarterly Interest Pockets which mature at the same time will be combined into an annual renewal Interest Pocket. Funds associated with that annual renewal Interest Pocket will earn interest for a full year at the Guaranteed Rate declared for that pocket. A new Guaranteed Rate for each annual renewal Interest Pocket will be declared at least 30 days prior to every January 1 for the 5 years following the establishment of that pocket. An annual renewal Interest Pocket will mature on January 1 of the sixth year following its establishment, when it will be combined into one annual portfolio Interest Pocket. Funds associated with that annual portfolio Interest Pocket will earn interest for a full year at the Guaranteed Rate for that pocket, which will be declared at least 30 days prior to every January 1.

     The Contractholder may accept the declared Guaranteed Rate for an annual renewal or portfolio Interest Pocket either by continuing to allocate Contributions to the FIA or by otherwise notifying us of its acceptance. The Contractholder may reject the declared rate for that pocket by notifying us. This acceptance or rejection must occur after the declaration of the rate for that pocket and before the next January 1, when the rate becomes effective. If the Contractholder neither specifically accepts nor rejects the declared Guaranteed Rate for the new pocket by the deadline, it will be deemed to have accepted the rate. If the Contractholder rejects the declared Guaranteed Rate for the new annual renewal or portfolio pocket, the aggregate Withdrawal Value of that pocket will be paid out as described in Section 3.5.

3.4 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of 3.00%.

3.5 Payout Upon Rejection of Declared Guaranteed Rate: If the Contractholder rejects the Guaranteed Rate for an Interest Pocket we announce under
     Section 3.3, the aggregate Withdrawal Value of that Interest Pocket is paid to the Contractholder in 6 equal annual installments. The initial installment is calculated on the date the Contractholder rejects the declared rate and is paid within 7 days from that date. Subsequent installments are paid on the anniversary of the first installment payment date. During the installment payment period, interest is credited to amounts in the terminating pocket at a rate equal to the current average Guaranteed Rate (as determined on the first installment payment date) of all the Contractholder's Interest Pockets, less 1%. The minimum rate guarantee provided in Section 3.4 applies to the interest credited under this Section. Interest is paid with each installment.


P-GB-C-ERTDAMFVA.7

3.6 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out basis, unless the Account or a terminating pocket is being paid out to the Contractholder in installments. All amounts paid during an installment payout period are paid on a pro-rata basis.

P-GB-C-ERTDAMFVA.8

                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds: The current prospectus for each Mutual Fund describes how that Mutual Fund's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We generally establish the Accumulation Unit value for a new Investment Account at $1.00 on the date the first deposit is made to the Investment Account. The value of an Accumulation Unit for any later Valuation Period equals the value of an Accumulation Unit for the immediately preceding Valuation Period times the Net Investment Factor for the current Valuation Period. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Determining the Net Investment Factor: We determine the Net Investment Factor for each Investment Account by dividing (a) by (b), and then subtracting (c), where:

     (a)  is:

          (1) the net asset value of a Mutual Fund or Portfolio share at the end of the current Valuation Period, plus

          (2) any dividend or other distribution paid on each Mutual Fund or Portfolio share during such Valuation Period, plus or minus

          (3) any credit or charge for taxes paid or reserved by us during the Valuation Period that we determine are attributable to the Investment Account;

     (b) is the net asset value of each Mutual Fund or Portfolio share held in the Investment Account at the end of the prior Valuation Period; and

     (c)  is a daily charge factor we determine, as described in Section 7.1.

4.6 Valuing your Participant Account: We determine your Account Value in an Investment Account by multiplying your Accumulation Units by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

P-GB-C-ERTDAMFVA.9

                   SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

5.1 General Withdrawal Provisions: Subject to the following provisions of this Section, and prior to notification of Contract termination, the Contractholder may direct us to withdraw all or a portion of your Account Value pursuant to Section 5.2 and 5.3 to provide a cash payment to the Contractholder to pay Plan benefits.

     (a) Amounts attributable to amounts held as of December 31, 1988 under another Code Section 403(b) annuity contract may be withdrawn to provide such benefits.

     (b) Amounts attributable to Contributions made other than pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits.

     (c) Amounts attributable to Contributions made pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits, provided that the withdrawal is made to provide a loan or that any distribution of such amount shall not occur until you have either attained age 59 1/2, separated from service, died, become totally disabled (as defined by the Plan), or experienced a hardship (as defined by the Plan). However, in the case of a hardship withdrawal, any gain credited to such Contributions may not be withdrawn.

     (d) Withdrawal of any amount from the Contract which is transferred directly by us pursuant to the Contractholder's or your instructions to another tax-deferred annuity funding vehicle under applicable IRS rules and regulations is not the provision of a Plan benefit for purposes of Section 5.2, but instead is a Contract termination as to that amount for you; and any such withdrawal is subject to application of the Withdrawal Charge pursuant to Section 5.3. The Contractholder hereby grants to you the right to direct the withdrawal and direct transfer of your voluntary Elective Deferrals (as determined by the Contractholder) to another tax-deferred annuity funding vehicle.

     (e) If, as provided in Internal Revenue Code Regulation Section 1.403(b)-2T Q&A-2, the distributee of any eligible rollover distribution elects to have the distribution paid directly to an eligible retirement plan (as defined in Q&A-1 of that Section) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution shall be paid to that eligible retirement plan in a direct rollover.

     (f) We are not responsible for determining the Contractholder's or your compliance with the requirements above. Any withdrawal request submitted by the Contractholder must include certification as to the purpose of the withdrawal. The Contractholder assumes full responsibility for determining whether any withdrawal is permitted under applicable law and under the terms of a particular Plan. We may rely solely upon the Contractholder's representations made in the withdrawal request.

     (g) Withdrawals from your share of any Investment Option may not be made in an amount less than the smaller of $500 or your entire share of the Investment Option. If a withdrawal reduces your share of an Investment Option to less than $500, such remaining share shall also be withdrawn.

     (h) A withdrawal request is effective, and the Account Value to be applied pursuant to Section 5.2, 5.3, or 5.4 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).


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

     (i) We will pay any cash lump-sum to the Contractholder or to whomever the Contractholder directs within 7 days from the appropriate Business Day as determined in Subsection (h) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

     (j)  Withdrawals   from   your   share  of  the  FIA  will  be  made  on  a
          first-in/first-out basis under Section 3.6.

5.2 Plan Benefit Payments: The Contractholder will advise us of any person for whom a payment is due under the Plan, including the nature and amount of such payment, before the date such payment is due or as soon thereafter as is practicable.

     (a) Subject to the limitations provided in Section 5.1 and Subsection (b) below, prior to notification of Contract termination, the
          Contractholder may direct us to withdraw all or a portion of your Account Value (subject to Section 7.5) to provide a cash payment to the Contractholder to pay Plan benefits (other than full or partial Plan termination benefits described in Section 5.3) for retirement, death, disability, termination of employment, hardships, loans, required minimum distribution benefits pursuant to Code Section 401(a)(9), or benefits upon attainment of age 59 1/2 or as otherwise allowed by the Code (provided that such benefit upon attainment of age 59 1/2 is paid in a taxable distribution to you). Such a withdrawal is not subject to a Withdrawal Charge. Any Plan benefit cash payment requested for you if you terminate employment on or after the effective date of Plan termination is deemed to be a Plan termination benefit, and is subject to a Withdrawal Charge pursuant to Section
          5.3. Additionally, if 20% or more of the Participants terminate employment within the same Contract Year, any Plan benefit cash payment for such a terminating Participant is subject to a Withdrawal Charge pursuant to Section 5.3.

     (b) Regarding death benefits specifically, notwithstanding the provisions of Section 9, upon receipt from the Contractholder of instructions and of due proof of your (and, if applicable, your beneficiary's) death prior to the date your Participant Account is closed, we will apply the Account Value (subject to Section 7.5) of your Participant Account for the purpose of providing a death benefit under the Plan. The death benefit will be paid to your beneficiary according to the method of payment elected by your beneficiary (unless you previously elected the method of payment). Your beneficiary may also designate a beneficiary. This death benefit will be payable:

          (1) in a single sum or other method not provided in (2) below; provided, however, that your entire Account Value (subject to Section 7.5) must be paid to your beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of your death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 6.2 over a period not to exceed the life or life expectancy of the beneficiary. If your beneficiary is not your surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which you die. If your beneficiary is your surviving spouse, the annuity need not begin before December 31 of the calendar year in which you would have attained age 70 1/2.


P-GB-C-ERTDAMFVA.11

     If you die on or after your Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to your death.

     Any withdrawal request submitted under this Section must certify the purpose of the request.

5.3 Other Cash Benefits: Prior to notification of Contract termination, the Contractholder may direct us to make a cash payment from your Participant Account to the Contractholder for the purpose of providing Plan benefits not specifically described in Section 5.2. The Withdrawal Charge will be applied under this Section to any withdrawal to pay a Plan benefit payable because of the termination or partial termination of the Plan (as determined under applicable IRS guidelines and judicial precedent), or if the underlying reason for payment of the benefit results in the termination or partial termination of the Plan.

     If the entire Account Value is withdrawn, the amount paid equals your Withdrawal Value, subject to any charges described in Section 7. In all other instances, your Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in Section 7.

     Notwithstanding the previous provisions of this paragraph, in the first Contract Year in which your Participant Account is established, the Contractholder may withdraw from your Participant Account up to 10% of the sum of your Account Value (determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made for you during that Contract Year, without application of the Withdrawal Charge. In the next succeeding Contract Year, the Contractholder may also withdraw from your Participant Account up to 10% of the sum of your Account Value (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made for you during that Contract Year, without application of the Withdrawal Charge. In any subsequent Contract Year, the Contractholder may withdraw from your Participant Account up to 10% of your Account Value (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) without application of the Withdrawal Charge.

5.4 Transfers between Investment Options: The Contractholder may direct us to transfer amounts between Investment Options, or to initiate Participant-directed transfers between Investment Options. Transfers are effective on the Business Day we receive the transfer direction. Transfer directions for your Participant Account may be made daily on any Business Day. We will make the transfer as requested within 7 days from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to 6 months after we receive the transfer request.

     Notwithstanding the previous paragraph, once a transfer from the FIA has been made for you, a transfer to the FIA for you is permitted only after 90 days have elapsed since the date of the last transfer from the FIA for you. If the Contractholder makes available to you the FIA and the AUL American Money Market Investment Account, the 90-day transfer restriction discussed in the previous sentence does not apply, and Section 5.6 does apply.

5.5 Minimum Amounts: The minimum amount the Contractholder or you may withdraw or transfer from an Investment Option is $500 or, if less, your entire balance in that Investment Option. If a withdrawal or transfer reduces your balance in an Investment Option to less than $500, the entire balance is withdrawn or transferred.


P-GB-C-ERTDAMFVA.12

5.6 Maximum Amounts: If the Contractholder makes available to you the FIA and the AUL American Money Market Investment Account, no more than 20% of your FIA Account Value on the later of the Contract Date or the Contract
     Anniversary immediately preceding the request for transfer may be transferred from the FIA during any Contract Year. However, if your FIA Account Value is less than $2,500 on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, the amount transferrable from the FIA for you for that Contract Year is the minimum amount specified in Section 5.5.

P-GB-C-ERTDAMFVA.13

                              SECTION 6 - ANNUITIES


6.1 Annuity Purchases: Prior to notification of Contract termination, the Contractholder may withdraw all or a portion of your Account Value (subject to Section 7.5) to provide an annuity, reflecting Plan benefits. Such a withdrawal is not subject to a Withdrawal Charge. On receipt of an annuity purchase request, we transfer your entire Participant Account to a suspense account. These amounts remain in the suspense account until your Annuity Commencement Date, when the full balance (including interest) is applied to purchase the annuity.

     The Contractholder's annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If you or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which the Contractholder may apply to purchase an annuity is $5,000.

6.2 Annuity Options: The Contractholder may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives, and ends with the last payment before the annuitant's death.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

     No annuity may have a certain period extending beyond your life expectancy or the joint life expectancy of you and your contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to the Contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produces a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis or in a single sum.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

P-GB-C-ERTDAMFVA.14

                 SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                           AND ADMINISTRATIVE CHARGES


7.1 Investment Account Mortality and Expense Risk Charges: We deduct from the average daily net assets of each Investment Account the daily equivalent of an annual combined mortality risk charge and expense risk charge of 1.25%. This charge is part of the Net Investment Factor, described in Section 4.5.

7.2 Variable Investment Plus (VIP) Credit Factor: We determine a VIP credit factor each month by multiplying the portions of the aggregate month-end Account Value in all Investment Accounts by the monthly equivalent of the corresponding annual VIP credit factors in the table below. The sum of these products is divided by the aggregate month-end Account Value in all Investment Accounts. We multiply the resulting percentage by your month-end Account Value in each Investment Account, and add the resulting amount to your Account Value for that Investment Account.

      Aggregate Month-End Account Value
       allocated to Investment Accounts             Annual VIP Credit Factors
      ---------------------------------             -------------------------
             First $750,000                                    0.00%
             Next $750,000                                     0.20%
             Next $1 million                                   0.35%
             Next $2.5 million                                 0.65%
             Next $5 million                                   0.75%
             Over $10 million                                  0.85%

7.3 Mutual Fund or Portfolio Expense: A Mutual Fund or Portfolio deducts an investment advisory fee and other expenses from its net asset value, as described in its current prospectus. Amounts deducted may include operational, organizational, and extraordinary expenses. Expenses vary from year-to- year.

7.4 Other Charges: Due and unpaid charges for which the Plan is responsible, and which the Plan Sponsor and the Contractholder have otherwise agreed to in writing, will be deducted from Participant Accounts on a pro-rata basis. These charges include participant statement mailing fees, Form 5500 fees, annual administrative fees, data reconciliation and reconstruction fees, commissions, and Contract application/installation fees for a takeover Plan. Charges for which the Plan Sponsor (not the Plan) is responsible, and which the Plan Sponsor has otherwise agreed to in writing, must be paid by the Plan Sponsor. These charges include Contract application/installation fees for a new Plan.

7.5 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur, that are attributable to such Investment Accounts.

P-GB-C-ERTDAMFVA.15

                       SECTION 8 - CONTRACT MODIFICATIONS

8.1 Mutual Amendment: The Contractholder and we may agree to any change or amendment to the Contract without the consent of any other person or entity. The Contract cannot be modified or amended, nor can any provision or condition be waived, except by our written agreement, signed by a corporate officer. Such authority may be delegated only by a written agreement signed by our corporate officer.

8.2 Rates and Section 7 Charges: We may announce new Guaranteed Rates, as described in Section 3.2 and 3.3 (including the consolidation of existing Interest Pockets). However, as provided in Section 3.2 and 3.3, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in Section 7, using the procedures of Section 8.4.

8.3 Conformance with Law: We may amend the Contract at any time, without the Contractholder's consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give the Contractholder or you the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to the Contractholder prior to its effective date.

8.4  Our Right to Initiate Changes: In addition to those amendments permitted by
     Section 8.2 and 8.3, we may initiate an additional provision or modification of any other provision of the Contract (including the addition of a charge for transfers between Investment Options) by giving the Contractholder 60 days notice of such modification. Any such modification is effective without the Contractholder's affirmative assent unless.

8.5  Prohibited Amendments:

     (a) Nothwithstanding our right to initiate changes under Section 8.4, we may not initiate changes to the minimum Guaranteed Rate specified in
          Section 3.4, our obligation to set Guaranteed Rates for the period of time specified in Section 3.2 and 3.3, the payment upon rejection of a declared Guaranteed Rate specified in Section 3.5, the payment provisions upon Contract termination specified in Section 9.2, or the Table of Guaranteed Immediate Annuities.

     (b) No modification to the Contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to your Participant Account balances held in the FIA on the modification's effective date.



P-GB-C-ERTDAMFVA.16

                       SECTION 9 - TERMINATION OF CONTRACT

9.1 Termination by the Contractholder: The Contractholder may terminate the Contract by giving us notice. Such termination is effective on the Business Day that we receive the Contractholder's notice.

     9.2 Payment Upon Termination by the Contractholder: Upon termination by the Contractholder, it may elect one of the following options:

          (a) Transfer to Another Contract: The Contractholder may transfer the aggregate Account Value of all Participant Accounts, or the Contractholder may permit you to transfer your Account Value, to any group annuity contract which we may make available. Any such amounts are transferred on the termination effective date.

          (b)  Payment  of   Investment   Accounts  in   Lump-Sum   and  FIA  in
               Installments: The Contractholder may have the aggregate Investment Account Withdrawal Value of all Participant Accounts paid to it in a lump-sum, with the FIA paid in 6 equal annual installments. The aggregate Investment Account Withdrawal Value will be determined on the termination effective date and paid within 7 days from the termination effective date, except as we may be permitted to defer payment in accordance with appropriate provisions of the federal securities laws. The initial FIA installment is calculated on the termination effective date and paid within 7 days from the termination effective date. Subsequent installments are paid on the anniversary of the termination effective date. During the installment payment period, interest is credited under the terms described in Section 3.5.

9.3 Termination by Us: We have the right, subject to applicable state law, to terminate your Participant Account at any time during the Contract Year if your Account Value is less than $200 for the first Contract Year in which a Contribution is made for you, and $400 for any subsequent Contract Year, and at least 6 months have elapsed since the last previous Contribution to the Contract. If we elect to terminate your Participant Account, the termination will be effective on the date 6 months following the date we give notice to the Contractholder and you that your Participant Account is to be terminated, provided that any Contributions made during the 6-month period are insufficient to raise your Account Value up to the minimum level.

9.4 Payment Upon Termination by Us: As of the effective date of termination of your Participant Account by us, we may elect to have a single sum equal to your Account Value on the effective date of termination paid to the Contractholder within 7 days from that date. Any such payment is in full settlement of your Participant Account under the Contract and in lieu of any other payment under its terms.

9.5 Indemnification Required: Payments or transfers under Section 9.2 are in full settlement of our obligations under the Contract. Prior to making such payments or transfers, we may require the Contractholder and the Plan Sponsor to indemnify and hold us harmless from any and all losses, claims, or demands that may later be asserted against us in connection with the making of such payment or transfer.

9.6 Effect on Contract Obligations: Any annuities purchased prior to notification of Contract termination are unaffected by a termination. We may refuse further Contributions at any time after a termination notice has been given. If we have been providing recordkeeping services, such services stop on the termination effective date. The Contract terminates automatically if no amounts remain in either the FIA or any Investment Account.

P-GB-C-ERTDAMFVA.17

                         SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: The Contractholder owns the Contract. No other person or entity has any right, title, or interest in the Contract or to amounts received or credited under it until such amounts are made available to them by the Contractholder. All amounts received or credited under the Contract become our property. We are obligated to make only the payments or distributions specified in the Contract.

10.2 Entire Contract: The Contract and the Contractholder's application is the entire agreement between the Contractholder and us. We are not a party to, nor bound by, a Plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under the Contract or under any such Plan, trust, custodial agreement, or other agreement.

10.3 Benefit Determinations: The Contractholder must furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on the Contractholder's instructions and certifications with respect to your benefits. The Contractholder is fully responsible for determining:

     (a) whether benefit payments are permitted under applicable law and the Plan and

     (b) the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by the Plan and the Code.

     We may rely on the Contractholder's or its designee's statements or representations in honoring any benefit payment request.

10.4 Recordkeeping Services: We generally provide Plan recordkeeping services when all of a Plan's funds are held under the Contract. We may decline to provide Plan recordkeeping services if the Contractholder elects to allocate Plan funds to investments other than the Contract, or if the Contractholder's Plan's recordkeeping practices, in our judgment, impose a substantial administrative or financial burden on us.

10.5 Representations and Warranties: The Contractholder and we mutually represent and warrant, each to the other, that each is fully authorized to enter into the Contract and that the Contract is a valid and binding obligation and that the execution of the Contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, the Contractholder represents and warrants to us that:

     (a)  the Plan is qualified under Code Section 403(b);

     (b) the execution of the Contract has been authorized by the Plan fiduciary responsible for Plan investment decisions; and

     (c) the execution or performance of the Contract does not violate any Plan provision or any law, regulation, judgment, or order by which the Plan is bound.


P-GB-C-ERTDAMFVA.18

     We do not make any representation or warranty regarding the federal, state, or local tax status of the Contract, your Participant Account, or any transaction involving the Contract.

10.6 Contractholder Representative; Misstatement of Data: The Contractholder may designate a representative to act on its behalf under Section 2 or 3 or to receive any payment under Section 5 or 9. We may rely on any information the Contractholder, its designee, or you furnish. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

10.7 Requirement for Writing: When reference is made to the Contractholder, its designee, or you making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.8 Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of your Account Value.

10.9 Conformity with Law: Any benefit payable under the Contract will not be less than the minimum benefit required by the insurance laws of the state in which the Contract is delivered. Language in the Contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within the Contract any such statutes or rules.

10.10 Sex and Number:
     Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

10.11 Facility of Payment:
     If you, your contingent annuitant, or your beneficiary is legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we may pay the person or persons who have assumed the care and principal support of you, your contingent annuitant, or your beneficiary. We may also pay the Contractholder directly or as it otherwise instructs. Any such payment fully discharges us to the extent of such payment.

10.12 Voting:
     We own all Mutual Fund or Portfolio shares held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) The Contractholder has the voting interest under the Contract. Unless otherwise required by applicable law, the number of Mutual Fund or
          Portfolio shares for which the Contractholder may give voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the Mutual Fund or Portfolio shares. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund or Portfolio to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from the Contractholder and from all other contractholders. If no timely

P-GB-C-ERTDAMFVA.19
          voting instructions are received from the Contractholder, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

          To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

          We will provide prospectuses and other reports as required by applicable federal law.

10.13 Acceptance of New Contributions:
     We may refuse to accept new Contributions at any time.

10.14 AUL's Annual Statement:
     No provision of the Contract controls, determines, or modifies any AUL annual statement made to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of the Contract.

10.15 Nonforfeitability and Nontransferability:
     The entire Withdrawal Value of the vested portion (as determined pursuant to the Plan) of your Participant Account under the Contract is nonforfeitable at all times. No sum payable under the Contract with respect to you may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.


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

                     TABLE OF GUARANTEED IMMEDIATE ANNUITIES


                                    MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                               10-YEAR CERTAIN
ADJUSTED AGE                     LIFE ANNUITY                 AND LIFE ANNUITY

   45                              2.9690                            2.9632
   46                              3.0190                            3.0124
   47                              3.0715                            3.0641
   48                              3.1269                            3.1185
   49                              3.1852                            3.1756

   50                              3.2466                            3.2357
   51                              3.3115                            3.2988
   52                              3.3800                            3.3653
   53                              3.4525                            3.4352
   54                              3.5291                            3.5088

   55                              3.6104                            3.5863
   56                              3.6966                            3.6678
   57                              3.7881                            3.7536
   58                              3.8850                            3.8437
   59                              3.9877                            3.9382

   60                              4.0964                            4.0374
   61                              4.2115                            4.1414
   62                              4.3334                            4.2505
   63                              4.4626                            4.3650
   64                              4.5994                            4.4850

   65                              4.7442                            4.6108
   66                              4.8977                            4.7425
   67                              5.0608                            4.8804
   68                              5.2347                            5.0250
   69                              5.4213                            5.1766

   70                              5.6229                            5.3356
   71                              5.8412                            5.5020
   72                              6.0778                            5.6755
   73                              6.3336                            5.8552
   74                              6.6097                            6.0404

   75                              6.9084                            6.2302

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 96% of the net single premium for the benefit provided based on the unprojected 1994 Group Annuity Reserving Table for females with interest at 2%.

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